Exhibit 32.1

CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of WPT Enterprises, Inc., that, to his knowledge, the Quarterly Report of WPT Enterprises, Inc. on Form 10-Q for the period ended June 28, 2009, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of WPT Enterprises, Inc. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q. A signed original of this statement has been provided to WPT Enterprises, Inc. and will be retained by WPT Enterprises, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: August 12, 2009	/s/ Steven Lipscomb
Steven Lipscomb
President and Chief Executive Officer

Date: August 12, 2009	/s/ Thomas Flahie
Thomas Flahie
Interim Chief Financial Officer